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                                                                  EXECUTION COPY
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                              EMPLOYMENT AGREEMENT
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          This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the
20th of November, 2003, by and between Orthofix International N.V., Inc., a company organized under the laws of the Netherlands Antilles, ("ORTHOFIX"), and Bradley R. Mason ("Employee").

                              W I T N E S S E T H:

          WHEREAS, in connection with the transaction contemplated by the Acquisition Agreement, dated as of November 20, 2003 (the "Acquisition Agreement"), among ORTHOFIX, Trevor Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of ORTHOFIX, Breg, Inc., a California corporation ("Employer"), and Bradley R. Mason, as shareholders' representative, ORTHOFIX desires to have the benefits of Employee's knowledge and experience as a full-time senior executive of Employer without distraction by employment-related uncertainties and ORTHOFIX considers such employment a vital element to protecting and enhancing the best interests of ORTHOFIX and its subsidiaries and shareholders, and Employee desires to be employed full-time with ORTHOFIX.

          WHEREAS, ORTHOFIX desires to assure itself of the services of Employee to ORTHOFIX, and Employee is willing to render services to ORTHOFIX on the terms and subject to the conditions set forth in this Agreement.

          WHEREAS, pursuant to the terms of the Acquisition Agreement and the Voting and Subscription Agreement, dated as of November 20, 2003, Employee, who is a substantial shareholder of Breg, Inc., will vote his shares of common stock, no par value, of Breg, Inc. in favor of a business combination transaction pursuant to which Trevor Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of ORTHOFIX, will merge with and into Breg, Inc. and Employee will receive the Merger Consideration (as defined in the Acquisition Agreement) in exchange for his shares of common stock of Employer.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties agree as follows:

          1. Effectiveness of this Agreement.

          This Agreement shall constitute a binding obligation of ORTHOFIX and Employee upon execution hereof; provided that, notwithstanding any other provision of this Agreement, the terms hereof shall become automatically effective upon the consummation of the transaction contemplated in the Acquisition Agreement as of the Effective Time (as defined in the Acquisition Agreement) (the "Effective Date"). In the event that the Acquisition Agreement is terminated for any reason prior to the Effective Time (as defined in the Acquisition Agreement) or the Effective Time (as defined in the



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Acquisition Agreement) does not occur, this Agreement shall be null and void and shall be terminated without further obligation or liability of either Employee or ORTHOFIX, or any of its subsidiaries or affiliates.

          2. Term.

          ORTHOFIX hereby agrees to employ Employee for a minimum two-year period commencing on the Effective Date and ending on the second anniversary thereof, unless sooner terminated as provided in Sections 6 and 7 of this Agreement. Effective as of the second anniversary of the Effective Date and the third anniversary of the Effective Date, the term of Employee's employment with ORTHOFIX shall be automatically extended for one additional year beyond the minimum two-year period, unless either party hereto delivers to the other party a written notice of its or his election not to extend such employment, at least sixty (60) days prior to such date. In addition, if a Change of Control (as defined in Section 8(d)) occurs when less than one-year remains prior to the expiration of Employee's term of employment hereunder, such term shall be automatically extended until the first anniversary of the date on which the Change of Control first occurred. The period during which Employee is employed by ORTHOFIX hereunder is referred to herein as the "Employment Period."

          3. Duties.

          Subject to the terms and conditions of this Agreement, Employee shall serve as the President of Employer and shall exercise the authority and assume the responsibilities of the President, of a company of the size and nature of Employer, including without limitation such positions and duties with ORTHOFIX or any of its other subsidiaries as are assigned by the Board of Directors of ORTHOFIX. Throughout the Employment Period, Employee agrees to devote substantially all of Employee's time, attention and best efforts during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of ORTHOFIX as in effect from time to time for executive officers of Employer prior to a Change of Control) to the performance of his duties. Without the prior approval of the Chief Executive Officer or the Board of Directors of ORTHOFIX, during the Employment Period Employee will not render any services as a director, trustee, officer, employee, or consultant to any business or other organization.

          4. Compensation.

          During the Employment Period, ORTHOFIX shall compensate Employee for the services rendered under this Agreement as follows:

               (a) A base annual salary determined by the Board of Directors or Compensation Committee of ORTHOFIX consistent with its practices for executive officers of Employer, but not less than $250,000 per year, payable in accordance with the customary payroll practices of ORTHOFIX for the payment of executive officers of Employer;


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               (b) Such bonuses under ORTHOFIX's Executive Annual Incentive
          Plan, as amended, or subsequent plan, if any, as shall be determined by the Board of Directors or Chief Executive Officer of ORTHOFIX consistent with its practices for executive officers of Employer;

               (c) If Employee's base annual salary is increased at any time, it shall not thereafter be decreased during the Employment Period, unless such decrease is the result of a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers of Employer and is subject to subsection (a) above; and

               (d) An automobile allowance of not less than $900 per month, or in such greater amount as may be payable pursuant to any automobile allowance plan or program maintained by ORTHOFIX for the executive officers of Employer.

          5. Employee Benefits.

               (a) During the Employment Period, Employee shall be entitled, on a basis commensurate with Employee's position with Employer, to full participation in, and service credit for benefits as provided under, all life, accident, medical payment, health and disability insurance, retirement, pension, salary continuation, expense reimbursement and other employee benefit and perquisite policies, plans, programs and arrangements that generally are made available to executive officers of Employer, except for such arrangements that the Board of Directors of ORTHOFIX, in its sole discretion, shall adopt for select employees to compensate them for special or extenuating circumstances.

               (b) During the Employment Period, Employee shall be entitled to annual vacation leave, at full pay, as may be provided by ORTHOFIX's vacation policy applicable to executive officers of Employer.

               (c) Effective upon the Effective Date, Employee shall be granted performance accelerated stock options pursuant to a Performance Accelerated Stock Options Agreement, dated November 20, 2003 (the "PASO Agreement"), to purchase from ORTHOFIX one hundred and fifty thousand (150,000) shares of common stock in accordance with the terms and conditions specified in the Performance Accelerated Stock Options Agreement.

               (d) Nothing in this Agreement shall limit Employee's participation in any other benefit plans or arrangements as are from time to time approved by ORTHOFIX, as determined by the Board of Directors of ORTHOFIX, in its sole discretion.

               (e) Under no circumstances will Employee's place of employment be moved by ORTHOFIX more than 25 miles from Employee's current work location, without the express consent of Employee.

          6. Termination by ORTHOFIX. Employee's employment hereunder may be terminated by ORTHOFIX during the Employment Period without any breach of this Agreement, and


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Employee will not be entitled to the benefits provided by Sections 8 and 9 hereof, only under the following circumstances:

               (a) Death, Total Disability or Retirement. Employee's employment shall be deemed terminated by ORTHOFIX upon Employee's death or retirement. In addition, if as a result of Employee's incapacity resulting from physical or mental illness or disease that is likely to be permanent, Employee shall have been unable to perform Employee's duties hereunder for a period of more than 120 consecutive days during any 12-month period, and Employee is qualified and eligible to receive disability benefits under ORTHOFIX's long-term disability plan then in effect for executive officers of Employer, ORTHOFIX may terminate Employee's employment hereunder.

               (b) Cause. ORTHOFIX may terminate Employee's employment hereunder for Cause, which for purposes of this Agreement shall be defined to mean (i) the willful and continued failure by Employee to follow the reasonable instructions of the Board of Directors of ORTHOFIX or Chief Executive Officer of ORTHOFIX after written notice of such failure has been given to Employee by the Board of Directors of ORTHOFIX or Chief Executive Officer of ORTHOFIX; (ii) the willful commission by Employee of acts that are dishonest and demonstrably and materially injurious to ORTHOFIX or its subsidiaries, monetarily or otherwise; (iii) the commission by Employee of a felonious act; (iv) drug addiction; (v) intentional wrongful disclosure of Confidential Information (as defined in Section 16) or (vi) intentional wrongful engagement in any Competitive Activity (as defined in Section 14).

          The termination of Employee's employment by ORTHOFIX during the Employment Period for any reason other than those specified in this Section 6 shall be deemed to be a termination without cause. No breach or default by Employee shall be deemed to have occurred hereunder unless written notice thereof shall have been given by ORTHOFIX to Employee within 60 days after ORTHOFIX first learns of such breach or default and it is not cured within 30 days after notice thereof is given to Employee.

          Notwithstanding anything to the contrary, in the event Employee's employment is terminated for any reason at any time by ORTHOFIX or Employee terminates Employee's employment for any reason at any time, Employee shall be required to relinquish his equity interest of one-tenth of one percent (0.1%) in Breg Mexico S. de R.I. de C.V. to ORTHOFIX for no consideration prior to or on the date of his termination of employment.

          7. Termination by Employee. Employee shall be entitled to terminate Employee's employment, with the right to severance compensation and benefits as provided in this Agreement, during the Employment Period for Good Reason; provided, that Employee terminates Employee's employment with ORTHOFIX not later than 90 days following the occurrence of the event constituting Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following:


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               (a) Without the express written consent of Employee, any duties are assigned to Employee that are materially inconsistent with Employee's position, duties and status with ORTHOFIX as contemplated by this Agreement;

               (b) Any action by ORTHOFIX that results in a material adverse change in the nature or scope of the position, duties, authorities, responsibilities or functions of Employee with ORTHOFIX as contemplated by this Agreement, except for strategic reallocations of the personnel reporting to Employee;

               (c) The base annual salary of Employee, as the same may hereafter be increased from time to time, is reduced, unless the reduction is a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers of Employer; there is a change or termination of Employee's right to participate, on a basis substantially consistent with practices applicable to executive officers of Employer generally on the Effective Date, in any policy, plan, program or arrangement of the type referred to in
          Section 5(c) of this Agreement; or there is a termination or denial of Employee's right, on a basis substantially consistent with practices applicable generally to executive officers of Employer on the Effective Date, to benefits of the type referred to in Section 5(a) of this Agreement;

               (d) Without the express consent of Employee, the permanent relocation by ORTHOFIX of Employee to a location not within 25 miles of Employee's current work location; and

               (e) Without limiting the generality or effect of the foregoing, ORTHOFIX fails to comply with any of its obligations hereunder in any material respect.

          Termination by Employee of Employee's employment with ORTHOFIX pursuant to this Section 7 shall be deemed to be termination of Employee's employment by ORTHOFIX without Cause.

          Notwithstanding anything to the contrary, in the event Employee's employment is terminated for any reason at any time by ORTHOFIX or Employee terminates Employee's employment for any reason at any time, Employee shall be required to relinquish his equity interest of one-tenth of one percent (0.1%) in Breg Mexico S. de R.I. de C.V. to ORTHOFIX for no consideration prior to or on the date of his termination of employment.

          8. Severance Payment after Change of Control.

               (a) If, during the Employment Period and following the occurrence of a Change of Control, ORTHOFIX terminates Employee's employment without cause or an event occurs as a result of which Employee terminates Employee's employment pursuant to Section 7 hereof, Employee shall be entitled to a lump sum severance payment equal to one year of Employee's Base Amount (as defined in subsection (b)).


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               (b) As used in this Agreement, "Base Amount" shall mean an amount equal to the sum of:

                    (i) The average of Employee's annual base salary at the highest rate in effect in the 90-day period immediately prior to the termination of Employee's employment with ORTHOFIX and Employee's annual base salary for the annual compensation period immediately preceding the annual compensation period in which termination of Employee's employment with ORTHOFIX occurs or, if greater, the average of Employee's annual base salary in effect immediately prior to the date on which a Change of Control occurs and Employee's annual base salary for the annual compensation period immediately preceding the annual compensation period in which a Change of Control occurs provided, however, that if Employee was not employed by ORTHOFIX during such immediately preceding compensation period, the amount included pursuant to this clause shall be the greater of Employee's annual base salary at the highest rate in effect in the 90-day period immediately prior to (A) the termination of Employee's employment with ORTHOFIX or (B) the date on which a Change of Control occurs; plus

                    (ii) The average incentive compensation payable to Employee with respect to the two consecutive annual incentive compensation periods ending immediately prior to the termination of Employee's employment with ORTHOFIX or, if greater, with respect to the two consecutive annual incentive compensation periods ending immediately prior to the date on which a Change of Control occurs; provided, however, that if Employee was not eligible to participate in ORTHOFIX's incentive compensation program for such two consecutive incentive compensation periods, the amount included pursuant to this clause shall be the most recent incentive compensation paid or payable to Employee by ORTHOFIX; plus

                    (iii) The monthly automobile allowance Employee is entitled to receive pursuant to Section 4(d) hereof, multiplied by 12.

               (c) If a Change of Control shall occur, notwithstanding the terms of any applicable plan or arrangement to the contrary:

                    (i) Employee shall have immediate vesting of, and the immediate right to exercise, all stock options and stock appreciation rights theretofore granted to Employee; provided, however, that all terms and conditions, including, without limitation, those relating to vesting and exercisability, of the performance accelerated stock options granted pursuant to the PASO Agreement shall be governed by the terms and conditions contained in the PASO Agreement; and


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                    (ii) Any risk of forfeiture included in restricted stock
                         grants theretofore made to Employee shall immediately lapse and Employee shall have immediate vesting of Employee's rights in all other employee benefit and compensation plans; provided, however, that Employee's rights under any plan or arrangement of ORTHOFIX described in Section 280G(b)(6) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, shall not be altered as a result of this.

               (d) A Change of Control shall occur, notwithstanding the terms of any applicable plan or arrangement to the contrary, upon any of the following events:

                    (i)  Any person, as that term is used in Section 13(d) and
                         Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of ORTHOFIX representing 20% or more of the combined voting power of ORTHOFIX's then outstanding securities entitled to vote generally in the election of directors (unless such person is known by Employee to be already such beneficial owner on the date of this Agreement);

                    (ii) Individuals who, as of the Effective Date, constitute the Board of Directors of ORTHOFIX cease for any reason to constitute at least a majority of the Board of Directors of ORTHOFIX, unless any such change is approved by a unanimous vote of the members of the Board of Directors of ORTHOFIX in office immediately prior to such cessation;

                    (iii) ORTHOFIX is merged, consolidated or reorganized into, or with another corporation or other legal person, or securities of ORTHOFIX are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of ORTHOFIX immediately prior to such transaction;

                    (iv) ORTHOFIX, in any transaction or series of related
                         transactions, sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to


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                         vote generally in the election of directors of ORTHOFIX
                         immediately prior to such sale;

                    (v) ORTHOFIX and its affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations that generated two-thirds of the consolidated revenues (determined on the basis of ORTHOFIX's four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of ORTHOFIX and its subsidiaries immediately prior thereto;

                    (vi) ORTHOFIX files a report or proxy statement with the
                         Securities and Exchange Commission pursuant to the Exchange Act, disclosing in response to Form 8-K or
                         Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of ORTHOFIX has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

                    (vii) Any other transaction or series of related
                         transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence; or

                    (viii) Employee is terminated by ORTHOFIX, or removed from
                         Employee's office or position with ORTHOFIX, without cause within the period of 90 days before the occurrence of a Change of Control.

               (e) Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement or otherwise would be an "Excess Parachute Payment," within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be so paid or provided shall be reduced to the minimum extent necessary (but in no event to less than zero), so that no portion of any such payment or benefit as so reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made at the expense of ORTHOFIX, if requested by Employee or ORTHOFIX, by ORTHOFIX's independent accountants. If any payment or benefit intended to be provided under this Agreement or otherwise is required pursuant to this subsection (e) Employee shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this subsection (e). ORTHOFIX shall provide Employee with all information reasonably requested by Employee to ORTHOFIX shall provide Employer with all information reasonably requested by Employee to permit Employee to make such designation. In the event that Employee fails to make such designation within ten (10) business days of the termination of Employee's employment with ORTHOFIX, ORTHOFIX may effect such reduction in any manner it deems appropriate.


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Notwithstanding the provisions of Section 8(d)(i) or 8(d)(vi) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of ORTHOFIX, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement solely because:

                    (i) The acquisition of, or issuance by, ORTHOFIX of its securities; or

                    (ii) An entity in which ORTHOFIX directly or indirectly
                         beneficially owns 50% or more of the voting securities, or any ORTHOFIX-sponsored employee stock ownership plan, or any other employee benefit plan of ORTHOFIX, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
                         Schedule 14D-1, Form 8K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of ORTHOFIX, or because ORTHOFIX reports that a Change in Control of ORTHOFIX has or may have occurred or will or may occur in the future by reason of such beneficial ownership; or

                    (iii) Any ORTHOFIX-sponsored employee stock ownership plan, or any other employee benefit plan of ORTHOFIX, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
                         Schedule 14D-1, Form 8K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of ORTHOFIX, or because ORTHOFIX reports that a Change in Control of ORTHOFIX has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

               (f) If Employee's employment is not terminated as provided in
          Section 8(a), then the rights and obligations of the parties for the balance of the Employment Period shall be governed by this Agreement exclusive of the provisions contained in this Section 8, except this
          Section 8 shall continue and become applicable if a subsequent Change of Control occurs during the Employment Period.

          Notwithstanding anything to the contrary, in the event Employee's employment is terminated for any reason at any time by ORTHOFIX or Employee terminates Employee's employment for any reason at any time, Employee shall be required to relinquish his equity interest of one-tenth of one percent (0.1%) in Breg Mexico S. de R.I. de C.V. to ORTHOFIX for no consideration prior to or on the date of his termination of employment.


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          9. Other Severance Benefits.

               (a) If at any time during the Employment Period, Employee is terminated without Cause, or Employee resigns for Good Reason, Employee is not entitled to the severance payment provided by Section 8 hereof, then Employee shall be entitled to be paid a severance payment equal to one time the Base Amount for termination without Cause, and one-half time the Base Amount for resignation for Good Reason.

               (b) If, at any time during the Employment Period, Employee is terminated without Cause, or Employee resigns for Good Reason, then Employee shall be entitled without remuneration to ORTHOFIX to continuation or provision of basic employee group benefits referred to in Section 4(a) that are welfare benefits, but not pension, retirement or similar compensatory benefits, for Employee and Employee's dependents substantially similar to those they are receiving or to which they are entitled immediately prior to the termination of Employee's employment for the lesser of one year after termination or until Employee secures new employment. Notwithstanding anything to the contrary herein, all terms and conditions, including, without limitation, those relating to vesting and exercisability, of the performance accelerated stock options granted pursuant to the PASO Agreement shall be governed by the terms and conditions contained in the PASO Agreement. Any stock option agreements for Employee (other than the PASO Agreement) shall provide for a continuance of the option exercise period for at least one year from the date of Employee's termination, without Cause and at least one-half year from the date of Employee's resignation for Good Reason, except that in the case of Employee's death, continuance of the option exercise period shall be at least two years and the exercise period of an option shall not be extended beyond the date on which it would have terminated had Employee continued to be employed by ORTHOFIX. The preceding sentence shall not apply to any "incentive stock option," as that term is defined in Section 422 of the Code, heretofore granted to Employee.

               (c) If, at any time during the Employment Period, Employee is terminated without Cause, or Employee resigns for Good Reason, ORTHOFIX shall promptly (and in any event within five business days after a request by Employee therefor) either pay or reimburse Employee for the costs and expenses of any executive outplacement firm selected by Employee; provided, however, that ORTHOFIX's liability hereunder shall be limited to the first $20,000 of such expenses incurred by Employee. Employee shall provide ORTHOFIX with reasonable documentation of the occurrence of such outplacement costs and expenses.

          10. Timing of Payment. Any severance or other payment payable to Employee under this Agreement shall be paid within thirty (30) days after the event giving rise to Employee's separation from employment.

          11. Other Benefits. The provisions of Sections 8 and 9 shall not affect Employee's participation in, or terminating distributions and vested rights under, any pension, profit sharing,


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insurance or other employee benefit plan of ORTHOFIX to which Employee is entitled pursuant to the terms of such plans, except for the acceleration of vested benefits in certain employee benefits pursuant to Section 8(c) and as provided in Section 9(b).

          12. No Mitigation Obligation. It will be difficult, and may be impossible, for Employee to find reasonably comparable employment following the termination of Employee's employment with ORTHOFIX, and the non-competition covenant contained in Section 14 hereof will further limit the employment opportunities for Employee. In addition, ORTHOFIX's severance pay policy applicable in general to its salaried employees does not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, the parties hereto expressly agree that the payment of severance compensation by ORTHOFIX to Employee in accordance with the terms of this Agreement will be liquidated damages, and that Employee shall not be required to seek other employment, or otherwise, to mitigate any payment provided for hereunder.

          13. No Right to Set Off. ORTHOFIX shall not be entitled to set off against amounts payable to Employee hereunder any amounts earned by Employee in other employment, or otherwise, after termination of his employment with ORTHOFIX, or any amounts which might have been earned by Employee in other employment had he sought such other employment.


          14. Competitive Activity. During period ending one year following the termination of Employee's employment with ORTHOFIX, if Employee shall have received or shall be receiving the payments and benefits Employee is entitled to receive under this Agreement, if any, Employee shall not, without the prior written consent of the Board of Directors of ORTHOFIX, engage in any Competitive Activity. For purposes of this Agreement, the term "Competitive Activity" means Employee's participation, without the written consent of the Chief Executive Officer of ORTHOFIX, in the management of any business enterprise if such enterprise engages in substantial and direct competition with ORTHOFIX or any of its subsidiaries or affiliates and such enterprise's sales of any product or service competitive with any product or service of ORTHOFIX or any of its subsidiaries or affiliates amounted to 25% of such enterprise's net sales for its most recently completed fiscal year, and if the ORTHOFIX net sales of said product or service amounted to 25% of ORTHOFIX's net sales for its most recently completed fiscal year. "Competitive Activity" shall not include:

               (a) The mere ownership of securities in any such enterprise and exercise of rights appurtenant thereto or

               (b) Participation in management of any such enterprise other than in connection with the competitive operations of such enterprise.


          15. No Solicitation of Customers; Employees. During a period ending two years following the termination of Employee's employment with ORTHOFIX, Employee shall not, without the prior written consent of the Board of Directors of ORTHOFIX, directly or indirectly, for the purpose of conducting or engaging in any business that manufacturers, produces or supplies products or services of the kind manufactured, produced or supplied by the Company: (i) call upon, solicit, advise or


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otherwise do, or attempt to do, business that pertains to the manufacture, production or supply of products or services of the kind manufactured, produced or supplied by ORTHOFIX or any of its subsidiaries or affiliates with any clients or customers of ORTHOFIX or any of its subsidiaries or affiliates with whom ORTHOFIX or any of its subsidiaries or affiliates had any prior dealings; or (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of ORTHOFIX or any of its subsidiaries or affiliates; or
(iii) solicit for employment any person who is, or was within the then most recent six-month period, an employee of ORTHOFIX or any of its subsidiaries or affiliates.

          16. Non-Disclosure of Information.

               (a) For so long as Employee is employed by ORTHOFIX, and thereafter except in the performance of Employee's obligations to ORTHOFIX or one of its subsidiaries, Employee shall not, directly or indirectly, use or authorize the use of any confidential or other proprietary information of ORTHOFIX or one of its subsidiaries ("Confidential Information"), including but not limited to trade secrets, product specifications and ideas, manuals, systems, procedures, confidential reports, customer lists, sales or distribution methods, patentable information and data and financial information concerning ORTHOFIX or one of its subsidiaries, which Confidential Information has been made known (whether or not with the knowledge and permission of ORTHOFIX, and whether or not developed, devised or otherwise created in whole or in part by the efforts of Employee) to Employee by reason of Employee's activities on behalf of ORTHOFIX or one of its subsidiaries. Employee shall not reveal, divulge or make known any Confidential Information to any individual, partnership, firm, corporation, or other business organization whatsoever except in performance of Employee's obligations to ORTHOFIX, with the express permission of the Board of Directors of ORTHOFIX or its authorized representative or as otherwise required by operation of law.

               (b) Employee confirms that all Confidential Information is the exclusive property of ORTHOFIX. All business records, papers and documents kept or made by Employee relating to the business of ORTHOFIX or any of its subsidiaries or affiliates shall be and remain the property of ORTHOFIX and shall remain in the possession of ORTHOFIX. Upon the termination of Employee's employment with ORTHOFIX, or upon the request of ORTHOFIX, at any time, Employee shall promptly deliver to ORTHOFIX, and shall retain no copies of, any written materials, records and documents made by Employee or coming into Employee's possession concerning the business and affairs of ORTHOFIX or any of its subsidiaries or affiliates that contain Confidential Information.

               (c) Without intending to limit the remedies available to ORTHOFIX, Employee acknowledges that a breach of any of the covenants contained in Sections 14, 15 and 16 hereof may result in material irreparable injury to ORTHOFIX or one of its subsidiaries for which there is not adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such breach or threat thereof, ORTHOFIX may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining

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          Employee from engaging in activities prohibited by Sections 14, 15 and
          16 hereof or such other relief as many may be required to specifically enforce any of the covenants in such Sections.

          17. Inventions.

               (a) Employee shall promptly and fully disclose to ORTHOFIX any and all ideas, improvements, discoveries and inventions, whether or not they are believed to be patentable ("Inventions"), which Employee conceives of or first actually reduces to practice, either solely or jointly with others, during Employee's employment with ORTHOFIX, and which relate to the business now or thereafter carried on or contemplated by ORTHOFIX or any of its subsidiaries or affiliates or which result from any work performed by Employee for ORTHOFIX or any of its subsidiaries or affiliates.

               (b) Employee acknowledges and agrees that all Inventions shall be the sole and exclusive property of ORTHOFIX, and during the term of Employee's employment with ORTHOFIX and thereafter, whenever requested to do so by ORTHOFIX, Employee shall execute and assign any and all applications, assignments and other instruments that ORTHOFIX shall deem necessary or appropriate in order to apply for and obtain Letters Patent of the United States and/or of any foreign countries for such Inventions and in order to assign and convey to ORTHOFIX or its nominee the sole and exclusive right, title and interest in and to such Inventions.

               (c) ORTHOFIX acknowledges and agrees that the provisions of this
          Section 17 do not apply to an Invention for which no equipment, supplies, facility or Confidential Information of ORTHOFIX or any of its subsidiaries or affiliates was used, that was developed entirely on Employee's own time, and that does not relate (A) directly to the business of ORTHOFIX or any of its subsidiaries or affiliates or (B) to the actual or demonstrably anticipated research or development of ORTHOFIX or any of its subsidiaries or affiliates, or (C) that does not result from any work performed by Employee for ORTHOFIX or any of its subsidiaries or affiliates.

          18. Binding Arbitration: Legal Fees and Expenses. It is the intent of ORTHOFIX that Employee not be required to bear the legal fees and related expenses associated with the enforcement or defense of Employee's rights under this Agreement by litigation or other legal action because having to do so would substantially detract from the benefits intended to be extended to Employee hereunder. Accordingly, the parties hereto agree as follows:

               (a) Any dispute or controversy arising under or in connection with this Agreement prior to the occurrence of a Change of Control shall be resolved exclusively by binding arbitration in California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Each party shall bear his or its own costs and expenses of arbitration, but if Employee is the prevailing party in such arbitration, in whole, or in part, ORTHOFIX shall pay


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                           PRIVILEGED & CONFIDENTIAL
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          to Employee as part of the arbitration award to Employee an amount equal to all attorneys' and related fees, costs and expenses incurred by Employee in connection with such arbitration.

               (b) If, following the occurrence of a Change of Control, Employee determines, in good faith, that ORTHOFIX has failed to comply with any of its obligations under this Agreement or ORTHOFIX or any other person takes or threatens to take action to declare this Agreement void or unenforceable, or institutes any litigation, arbitration proceeding or other action or proceeding designed to deny, or to recover from, Employee the benefits provided or intended to be provided to Employee hereunder, ORTHOFIX irrevocably authorizes Employee from time to time to retain counsel of Employee's choice, at the expense of ORTHOFIX as hereafter provided, to represent Employee in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against ORTHOFIX or any director, officer, stockholder or other person affiliated with ORTHOFIX, in any jurisdiction. Within ten (10) business days after receipt from Employee of a request referencing this Section 18(b), ORTHOFIX shall, from time to time, pay or reimburse Employee for fees and expenses incurred, or reasonably anticipated to be incurred, in accordance with such request and this Section 18(b). Without respect to whether Employee prevails, in whole or in part, in connection with any of the foregoing, ORTHOFIX shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by Employee in connection with any of the foregoing, excluding any such fees and expenses related to an unsuccessful appeal filed by Employee of an adjudication on the merits, any motion for a new trial filed by Employee after such an adjudication that is denied or any other motion filed by Employee for reconsideration or review of such an adjudication that is denied.

          19. Withholding of Taxes. ORTHOFIX may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation ruling.

          20. Notices. All notices, requests, demands, and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the parties, their successors in interest or assignees at the following addresses or such other addresses as the parties may designate by notice in the manner aforesaid:

          If to ORTHOFIX:

                    Orthofix International N.V.
                    10115 Kincey Avenue, Suite 250
                    Huntersville, NC 28078
                    Facsimile No.: (704) 948-2690
                    Attention:  Thomas Hein
                    Email:  Tomhein@orthofix.com


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                           PRIVILEGED & CONFIDENTIAL
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                    with a copy to:

                    Shearman & Sterling LLP
                    599 Lexington Avenue
                    New York, New York 10022
                    Facsimile No.:  (212) 848-7179
                    Attention:   John J. Cannon, III
                    Email:  jcannon@shearman.com

          If to Employee:


          21. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws of such State.

          22. Severability. ORTHOFIX and Employee recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth herein. It is the intention of the parties that the provisions hereof be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions hereof shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if at the time of enforcement of any provision hereof, an arbitrator or a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that the arbitrator or the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by law.

          23. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable shall be reformed to the extent necessary to make it valid and enforceable.

          24. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and employment arrangements between Employee and ORTHOFIX or any of ORTHOFIX's subsidiaries, affiliates or other related entities. This Agreement may not be amended, nor may any of its provisions be waived, except in writing executed by the parties hereto.

          25. Effect on Successors in Interest. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, executors and successors of each of the parties, hereto including without limitation any person acquiring, directly or indirectly, all or substantially all of the


                                       15
                           PRIVILEGED & CONFIDENTIAL
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business and/or assets of ORTHOFIX by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed "ORTHOFIX" for purposes of this Agreement.

          26. Agreement. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality of the foregoing, Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer Employee's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, ORTHOFIX shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.




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                           PRIVILEGED & CONFIDENTIAL
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          Executed and delivered as of the date first above written.


ORTHOFIX INTERNATIONAL N.V.                EMPLOYEE

/s/ Charles Federico                       /s/ Bradley R. Mason
------------------------------------       -------------------------------------
By:  Charles Federico                      Employee


------------------------------------
Title:  Chief Executive Officer



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                           PRIVILEGED & CONFIDENTIAL
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